UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2013

THE PULSE BEVERAGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53586	36-4691531
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11678 N Huron Street, Northglenn, CO 80234
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 382-5476

N/A
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

           On April 10, 2013, Francis Chiew tendered his resignation as a director of the Company. Mr. Chiew’s resignation is effective May 1, 2013.

           Of the 3,097,928 restricted shares of the Company’s common stock held by Mr. Chiew, 2,989,873 shares were purchased by Robert Yates, Parley Sheya and other founders of the Company on May 1, 2013. All of these 2,989,873 shares are restricted from resale for a twelve-month period. The remaining 108,055 owned by Mr. Chiew are subject to a Lock-Up agreement with the Company. The Lock-Up agreement essentially provides that Mr. Chiew will not sell his remaining shares until after July 31, 2013. If at any time after July 31, 2013 and before December 31, 2013, Mr. Chiew decides to sell these shares, the Company has the right to buy the shares at the prevailing market price.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2013

THE PULSE BEVERAGE CORPORATION

By:	/s/ Robert Yates Robert Yates, Chief Executive Officer